Citizens Financial Group, Inc. Reports First Quarter 2023 Net Income of
$511 million and EPS of $1.00
Underlying Net Income of $560 million and EPS of $1.10*

	Key Financial Data	1Q23	4Q22	1Q22	First Quarter 2023 Highlights

Income Statement	($s in millions)
■Completed Investors conversion; New York Metro and New Jersey market entry progressing well
■Underlying EPS of $1.10 and ROTCE of 15.8%
■Underlying PPNR of $898 million, with lower NII and fees, seasonally higher expense
–NII down 3% QoQ given lower day count and slightly lower interest-earning assets; stable net interest margin
–Fees down 4% QoQ with lower capital markets and service charges partly offset by higher FX and derivatives product revenue
■Underlying efficiency ratio of 57.8% compares with 54.4% at 4Q22 and 64.3% at 1Q22; Positive operating leverage of 13% YoY
■Continued strong credit performance with ACL/loans ratio up 4 bps to 1.47%
■Period-end loans down 1% and average loans down slightly QoQ, including planned auto run off
–Loan yield up 50 bps QoQ
■Period-end deposits down 4.7% QoQ; average deposits down 2.6%; deposits stable in March
–Total deposit costs up 40 bps QoQ
■Period-end LDR of 89.8%; liquidity position remains strong; available liquidity of ~$66 billion
■Strong CET1 ratio at upper end of target range at 10.0%; repurchased $400 million in shares
■TBV/share of $29.44, up 6% QoQ

	Total revenue	$2,128	$2,200	$1,645
	Pre-provision profit	832	960	539
	Underlying pre-provision profit	898	1,003	587
	Provision for credit losses	168	132	3
	Net income	511	653	420
	Underlying net income	560	685	476

Balance Sheet & Credit Quality	($s in billions)
	Period-end loans and leases	$154.7	$156.7	$131.3
	Average loans and leases	156.5	157.1	129.2
	Period-end deposits	172.2	180.7	158.8
	Average deposits	174.4	179.0	155.1
	Period-end loans-to-deposit ratio	89.8%	86.7%	82.7%
	NCO ratio	0.34%	0.22%	0.19%

Financial Metrics	Diluted EPS	$1.00	$1.25	$0.93
	Underlying EPS	1.10	1.32	1.07
	ROTCE	14.4%	18.5%	11.4%
	Underlying ROTCE	15.8	19.4	13.0
	Net interest margin, FTE	3.30	3.30	2.75
	Efficiency ratio	60.9	56.4	67.2
	Underlying efficiency ratio	57.8	54.4	64.3
	CET1	10.0%	10.0%	9.7%
	TBV/Share	$29.44	$27.88	$30.97

Notable Items		1Q23
	($s in millions except per share data)	Pre-tax $	EPS
	Integration related	$(52)	$(0.08)
	TOP revenue and efficiency initiatives	(14)	(0.02)
	Total:	$(66)	$(0.10)

Comments from Chairman and CEO Bruce Van Saun
“The first quarter brought unexpected challenges in the environment, but we proved adaptable and resilient, successfully navigating through them and delivering solid financial results,“ said Chairman and CEO Bruce Van Saun. “Our capital, liquidity and funding position remains strong, and our deposits were broadly stable over the month of March. We remain focused on our deposit initiatives, taking care of our customers and protecting key investments while trimming expenses where we can. We are hopeful that market turmoil continues to subside, and we expect that we will be able to deliver attractive mid-teens
*Results presented on an Underlying basis are non-GAAP Financial Measures. See page 16 for additional information on our use of Non-GAAP Financial Measures.

Citizens Financial Group, Inc.
ROTCE for the year.”
Citizens also announced today that its board of directors declared a quarterly common stock dividend of $0.42 per share. The dividend is payable on May 17, 2023 to shareholders of record at the close of business on May 3, 2023.

Citizens Financial Group, Inc.
Earnings highlights(1):

	Quarterly Trends
				1Q23 change from
($s in millions, except per share data)	1Q23	4Q22	1Q22	4Q22			1Q22
Earnings				$/bps		%	$/bps		%
Net interest income	$1,643	$1,695	$1,147	$(52)		(3)%	$496		43%
Noninterest income	485	505	498	(20)		(4)	(13)		(3)
Total revenue	2,128	2,200	1,645	(72)		(3)	483		29
Noninterest expense	1,296	1,240	1,106	56		5	190		17
Pre-provision profit	832	960	539	(128)		(13)	293		54
Provision (benefit) for credit losses	168	132	3	36		27	165		NM
Net income	511	653	420	(142)		(22)	91		22
Preferred dividends	23	32	24	(9)		(28)	(1)		(4)
Net income available to common stockholders	$488	$621	$396	$(133)		(21)%	$92		23%
After-tax notable Items	49	32	56	17		53	(7)		(13)
Underlying net income	$560	$685	$476	$(125)		(18)%	$84		18%
Underlying net income available to common stockholders	537	653	452	(116)		(18)	85		19
Average common shares outstanding
Basic (in millions)	485.4	493.3	422.4	(7.8)		(2)	63.0		15
Diluted (in millions)	487.7	495.5	424.7	(7.8)		(2)	63.0		15
Diluted earnings per share	$1.00	$1.25	$0.93	$(0.25)		(20)%	$0.07		8%
Underlying diluted earnings per share	1.10	1.32	1.07	(0.22)		(17)	0.03		3
Performance metrics
Net interest margin	3.29%	3.29%	2.75%	—	bps		54	bps
Net interest margin, FTE	3.30	3.30	2.75	—			55
Effective income tax rate	23.0	21.2	21.7	181			127
Efficiency ratio	60.9	56.4	67.2	454			(633)
Underlying efficiency ratio	57.8	54.4	64.3	342			(644)
Return on average common equity	9.1	11.6	7.7	(245)			146
Return on average tangible common equity	14.4	18.5	11.4	(408)			302
Underlying return on average tangible common equity	15.8	19.4	13.0	(360)			281
Return on average total assets	0.93	1.15	0.90	(22)			3
Return on average total tangible assets	0.97	1.19	0.94	(22)			3
Underlying return on average total tangible assets	1.06%	1.25%	1.06%	(19)	bps		—	bps
Capital adequacy(2,3)
Common equity tier 1 capital ratio	10.0%	10.0%	9.7%
Total capital ratio	12.9	12.8	12.5
Tier 1 leverage ratio	9.4	9.3	9.6
Tangible common equity ratio	6.6	6.3	7.1
Allowance for credit losses to loans and leases	1.47%	1.43%	1.43%	4	bps		4	bps
Asset quality(3)
Nonaccrual loans and leases to loans and leases	0.64%	0.60%	0.60%	4	bps		4	bps
Allowance for credit losses to nonaccrual loans and leases	229	237	238	(8)			(9)
Net charge-offs as a % of average loans and leases	0.34%	0.22%	0.19%	12	bps		15	bps
1) Unless otherwise noted, references to balance sheet items are on an average basis, loans exclude loans held for sale, earnings per share represent fully diluted per common share and references to NIM are on a FTE basis.
2) Current reporting-period regulatory capital ratios are preliminary.
3) Capital adequacy and asset-quality ratios calculated on a period-end basis, except net charge-offs.

Citizens Financial Group, Inc.
The following table provides information on Underlying results which exclude the impact of notable items.

Underlying results:

	Quarterly Trends
				1Q23 change from
($s in millions, except per share data)	1Q23	4Q22	1Q22	4Q22			1Q22
				$/bps		%	$/bps		%
Net interest income	$1,643	$1,695	$1,147	$(52)		(3)%	$496		43%
Noninterest income	485	505	498	(20)		(4)	(13)		(3)
Total revenue	$2,128	$2,200	$1,645	$(72)		(3)%	$483		29%
Noninterest expense	$1,230	$1,197	$1,058	$33		3%	$172		16%
Provision (benefit) for credit losses	168	132	(21)	36		27	189		NM
Net income available to common stockholders	$537	$653	$452	$(116)		(18)%	$85		19%
Performance metrics
EPS	$1.10	$1.32	$1.07	$(0.22)		(17)%	$0.03		3%
Efficiency ratio	57.8%	54.4%	64.3%	342	bps		(644)	bps
Return on average tangible common equity	15.8%	19.4%	13.0%	(360)	bps		281	bps
Operating leverage						(6.1)%			13.0%

Consolidated balance sheet review(1):

				1Q23 change from
($s in millions)	1Q23	4Q22	1Q22	4Q22			1Q22
				$/bps		%	$/bps		%
Total assets	$222,256	$226,733	$192,097	$(4,477)		(2)%	$30,159		16%
Total loans and leases	154,688	156,662	131,305	(1,974)		(1)	23,383		18
Total loans held for sale	1,855	982	1,816	873		89	39		2
Deposits	172,194	180,724	158,776	(8,530)		(5)	13,418		9
Stockholders' equity	24,201	23,690	22,074	511		2	2,127		10
Stockholders' common equity	22,187	21,676	20,060	511		2	2,127		11
Tangible common equity	$14,247	$13,728	$13,100	$519		4%	$1,147		9%
Loans-to-deposit ratio (period-end)(2)	89.8%	86.7%	82.7%	314	bps		713	bps
Loans-to-deposit ratio (average)(2)	89.8%	87.7%	83.3%	202	bps		648	bps
1) Represents period-end unless otherwise noted.
2) Excludes loans held for sale.

Citizens Financial Group, Inc.

Notable items:
Quarterly results reflect notable items primarily related to integration costs associated with the acquisitions of HSBC, ISBC and JMP Group LLC, as well as TOP revenue and efficiency initiatives. First quarter 2022 results include a notable item representing the day-one CECL provision expense ("double count") related to the HSBC transaction. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	1Q23		4Q22		1Q22
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Salaries & benefits	$(7)	$(5)	$(13)	$(9)	$(4)	$(3)
Outside services	(25)	(19)	(15)	(12)	(28)	(21)
Equipment and software	(3)	(2)	(1)	(1)	—	—
Occupancy	(16)	(12)	—	—	—	—
Other expense	(1)	(1)	(6)	(4)	(5)	(3)
Noninterest expense	$(52)	$(39)	$(35)	$(26)	$(37)	$(27)

EPS Impact - Noninterest expense		$(0.08)		$(0.06)		$(0.07)

HSBC Day 1 CECL provision expense (“double count”)	$—	$—	$—	$—	$(24)	$(18)

EPS Impact - Provision for credit losses		$—		$—		$(0.04)

Total integration related	$(52)	$(39)	$(35)	$(26)	$(61)	$(45)

EPS Impact - Total integration related		$(0.08)		$(0.06)		$(0.11)

Other notable items - TOP related	1Q23		4Q22		1Q22
($s in millions, except per share data)	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax

Other notable items- TOP & other actions

Tax notable items	$—	$—	$—	$—	$—	$(3)

Salaries & benefits	(9)	(7)	(2)	(2)	(2)	(1)
Outside services	(2)	(1)	(2)	(1)	(7)	(5)
Equipment and software	(1)	(1)	(1)	—	(2)	(2)
Occupancy	(2)	(1)	(2)	(2)	—	—
Other expense	—	—	(1)	(1)	—	—
Noninterest expense	$(14)	$(10)	$(8)	$(6)	$(11)	$(8)

Total Other Notable Items	$(14)	$(10)	$(8)	$(6)	$(11)	$(11)

EPS Impact - Other Notable Items		$(0.02)		$(0.01)		$(0.03)

Total Notable Items	$(66)	$(49)	$(43)	$(32)	$(72)	$(56)

Total EPS Impact		$(0.10)		$(0.07)		$(0.14)

Citizens Financial Group, Inc.
Discussion of results:

Net interest income				1Q23 change from
($s in millions)	1Q23	4Q22	1Q22	4Q22			1Q22
				$/bps		%	$/bps		%
Interest income:
Interest and fees on loans and leases and loans held for sale	$2,067	$1,919	$1,071	$148		8%	$996		93%
Investment securities	266	258	138	8		3	128		93
Interest-bearing deposits in banks	69	75	4	(6)		(8)	65		NM
Total interest income	$2,402	$2,252	$1,213	$150		7%	$1,189		98%
Interest expense:
Deposits	$550	$396	$25	$154		39%	$525		NM
Short-term borrowed funds	6	2	—	4		200	6		100
Long-term borrowed funds	203	159	41	44		28	162		NM
Total interest expense	$759	$557	$66	$202		36%	$693		NM
Net interest income	$1,643	$1,695	$1,147	$(52)		(3)%	$496		43%

Net interest margin, FTE	3.30%	3.30%	2.75%	—	bps		55	bps

First quarter 2023	vs.	fourth quarter 2022
Net interest income of $1.6 billion decreased 3%, reflecting the impact of a lower day count (-$29 million) and slightly lower interest-earning assets (-$14 million). The company continues to dynamically hedge its interest rate position, contributing to a stable NIM in spite of intensifying deposit dynamics.
•Net interest margin of 3.30% was stable, as higher earning-asset yields and the benefits of lower cash balances were offset by higher funding costs.

First quarter 2023	vs.	first quarter 2022
Net interest income of $1.6 billion increased 43%, reflecting higher net interest margin and 20% growth in average interest-earning assets, including the impact of the HSBC and ISBC transactions.
•Net interest margin of 3.30% increased 55 basis points, reflecting higher interest-earning-asset yields given higher market interest rates and interest-earning asset growth, partially offset by increased funding costs.

Citizens Financial Group, Inc.

Noninterest Income				1Q23 change from
($s in millions)	1Q23	4Q22	1Q22	4Q22		1Q22
				$	%	$	%
Service charges and fees	$100	$105	$98	$(5)	(5)%	$2	2%
Capital markets fees	83	98	93	(15)	(15)	(10)	(11)
Card fees	72	71	60	1	1	12	20
Mortgage banking fees	57	54	69	3	6	(12)	(17)
Trust and investment services fees	63	61	61	2	3	2	3
Foreign exchange and derivative products	48	35	51	13	37	(3)	(6)
Letter of credit and loan fees	40	41	38	(1)	(2)	2	5
Securities gains, net	5	4	4	1	25	1	25
Other income(1)	17	36	24	(19)	(53)	(7)	(29)
Noninterest income	$485	$505	$498	$(20)	(4)%	$(13)	(3)%
1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented.

First quarter 2023	vs.	fourth quarter 2022
Noninterest income of $485 million decreased $20 million, or 4%.
•Service charges and fees decreased $5 million, reflecting seasonal impacts.
•Capital markets fees decreased $15 million, given lower syndications and M&A advisory fees.
•Mortgage banking fees increased $3 million, given higher production volume and improved margins, partially offset by lower servicing fees.
•Trust and investment services fees increased $2 million, primarily reflecting seasonally higher advisory fees.
•Foreign exchange and derivative products revenue increased $13 million, primarily reflecting increased client interest rate and commodities hedging activity given higher market volatility.
•Other income decreased $19 million, reflecting higher derivative expense associated with hedging customer risk given wider spreads, as well as sundry other items.

First quarter 2023	vs.	first quarter 2022
Noninterest income of $485 million decreased $13 million, or 3%.
•Service charges and fees increased $2 million, reflecting the benefit of acquisitions and improvement in Treasury Solutions fees, partially offset by the elimination of non-sufficient funds fees in Consumer.
•Capital markets fees decreased $10 million, reflecting lower syndication fees, partially offset by higher M&A advisory and underwriting fees.
•Mortgage banking fees decreased $12 million, driven by lower production volumes, partly offset by improved gain-on-sale margins and higher servicing revenue.
•Trust and investment services fees increased $2 million, reflecting increased investment sales, partially offset by lower fees on assets under management.
•Card fees increased $12 million, given higher transaction volumes.
•Other income decreased $7 million, reflecting higher derivative expense associated with hedging customer risk.

Citizens Financial Group, Inc.

Noninterest Expense				1Q23 change from
($s in millions)	1Q23	4Q22	1Q22	4Q22		1Q22
				$	%	$	%
Salaries and employee benefits	$658	$633	$594	$25	4%	$64	11%
Outside services	176	170	169	6	4	7	4
Equipment and software	169	170	150	(1)	(1)	19	13
Occupancy	124	110	83	14	13	41	49
Other operating expense	169	157	110	12	8	59	54
Noninterest expense	$1,296	$1,240	$1,106	$56	5%	$190	17%
Notable items	$66	$43	$48	$23	53%	$18	38%

Underlying, as applicable
Salaries and employee benefits	$642	$618	$588	$24	4%	$54	9%
Outside services	149	153	134	(4)	(3)	15	11
Equipment and software	165	168	148	(3)	(2)	17	11
Occupancy	106	108	83	(2)	(2)	23	28
Other operating expense	168	150	105	18	12	63	60
Underlying noninterest expense	$1,230	$1,197	$1,058	$33	2.8%	$172	16%

First quarter 2023	vs.	fourth quarter 2022
Underlying noninterest expense of $1.2 billion was up 2.8% reflecting higher salaries and employee benefits given seasonal increases in payroll taxes and 401k costs. Other operating expense increased primarily reflecting higher FDIC insurance cost as a result of the industry-wide 2 basis point surcharge effective January 1, 2023. Other categories remain broadly stable reflecting strong expense discipline and the benefit of efficiency initiatives.
The effective tax rate was 23.0%, up modestly from 21.2% due to adoption of a new accounting standard for investments in tax credits and higher disallowed FDIC premiums.

First quarter 2023	vs.	first quarter 2022
Underlying noninterest expense of $1.2 billion, increased 16%, or 6%, excluding the HSBC and ISBC transactions, largely reflecting higher FDIC insurance and fraud losses, partially offset by the benefit of efficiency initiatives.
The effective tax rate of 23.0% was up modestly from 21.7% in first quarter 2022.

Citizens Financial Group, Inc.

Interest-earning assets				1Q23 change from
($s in millions)	1Q23	4Q22	1Q22	4Q22		1Q22
Period-end interest-earning assets				$	%	$	%
Investments	$34,893	$35,052	$28,116	$(159)	—%	$6,777	24%
Interest-bearing deposits in banks	7,011	9,361	9,398	(2,350)	(25)	(2,387)	(25)
Commercial loans and leases	80,866	82,180	61,521	(1,314)	(2)	19,345	31
Retail loans	73,822	74,482	69,784	(660)	(1)	4,038	6
Total loans and leases	154,688	156,662	131,305	(1,974)	(1)	23,383	18
Loans held for sale, at fair value	855	774	1,717	81	10	(862)	(50)
Other loans held for sale	1,000	208	99	792	NM	901	NM
Total loans and leases and loans held for sale	156,543	157,644	133,121	(1,101)	(1)	23,422	18
Total period-end interest-earning assets	$198,447	$202,057	$170,635	$(3,610)	(2)%	$27,812	16%
Average interest-earning assets
Investments	$38,955	$38,772	$29,247	$183	—%	$9,708	33%
Interest-bearing deposits in banks	5,899	6,915	8,055	(1,016)	(15)	(2,156)	(27)
Commercial loans and leases	82,321	82,468	60,573	(147)	—	21,748	36
Retail loans	74,171	74,631	68,581	(460)	(1)	5,590	8
Total loans and leases	156,492	157,099	129,154	(607)	—	27,338	21
Loans held for sale, at fair value	1,009	1,179	2,366	(170)	(14)	(1,357)	(57)
Other loans held for sale	197	557	454	(360)	(65)	(257)	(57)
Total loans and leases and loans held for sale	157,698	158,835	131,974	(1,137)	(1)	25,724	19
Total average interest-earning assets	$202,552	$204,522	$169,276	$(1,970)	(1)%	$33,276	20%

First quarter 2023	vs.	fourth quarter 2022
Period-end interest-earning assets of $198.4 billion decreased $3.6 billion, or 2%, driven by $2.4 billion decrease in cash held in interest-bearing deposits, as well as a $2.0 billion decrease in total loans and leases. The decrease in loans and leases reflects a $1.3 billion decrease in commercial given balance sheet optimization actions and lower line utilization as companies are reducing inventories in anticipation of a softer economic environment. Results also reflect a $660 million decrease in retail, given planned run off in auto, partially offset by growth in home equity and mortgage. Excluding the planned auto run off, period-end total loans are down 0.8% and retail loans are up 0.2%.
Average interest-earning assets of $202.6 billion decreased $2.0 billion driven by a $1.0 billion decrease in cash held in interest-bearing deposits, a $607 million decrease in total loans and leases and a $530 million decrease in loans held for sale. The decrease in loans and leases reflects a $460 million decrease in retail given planned run off in auto, partially offset by growth in home equity and mortgage. Excluding the planned auto run off, average total loans are up slightly and retail loans are up 0.5%.
The average effective duration of the securities portfolio was 5.8 years compared with 5.8 years at December 31, 2022 and 5.3 years at March 31, 2022.

First quarter 2023	vs.	first quarter 2022
Period-end interest-earning assets of $198.4 billion increased $27.8 billion, or 16%, as a $23.4 billion increase in loans and a $6.8 billion increase in investments was partly offset by a $2.4 billion decrease in cash held in interest-bearing deposits. Excluding the impact of the HSBC and ISBC transactions, loan growth was 4% with 7% growth in commercial and stable retail loans with strength in mortgage and home equity, offset by planned run off in auto and personal unsecured installment loans. Excluding the planned auto run off, period-end total loan growth is 7% and retail loan growth is 6%.
Average interest-earning assets of $202.6 billion increased $33.3 billion, or 20%, as a $27.3 billion increase in loans and a $9.7 billion increase in investments were partly offset by a $2.2 billion decrease in cash held in interest-bearing deposits. Results also reflect a $1.6 billion decrease in loans held for sale. Excluding the impact of the HSBC and ISBC transactions, total average loan growth was 6%, with 11% growth in commercial. Retail loans increased 1%, driven by mortgage and home equity,

Citizens Financial Group, Inc.
largely offset by planned run off of auto and personal unsecured installment loans. Excluding the planned auto run off, average total loan growth is 9% and retail loan growth is 7%.

Citizens Financial Group, Inc.

Deposits				1Q23 change from
($s in millions)	1Q23	4Q22	1Q22	4Q22		1Q22
Period-end deposits				$	%	$	%
Demand(1)	$44,326	$49,283	$50,113	$(4,957)	(10)%	$(5,787)	(12)%
Money market	48,905	49,905	45,342	(1,000)	(2)	3,563	8
Checking with interest	34,496	39,721	32,417	(5,225)	(13)	2,079	6
Savings	29,789	29,805	26,104	(16)	—	3,685	14
Term	14,678	12,010	4,800	2,668	22	9,878	206
Total period-end deposits	$172,194	$180,724	$158,776	$(8,530)	(4.7)%	$13,418	8.5%
Average deposits
Demand(1)	$46,135	$50,706	$48,641	$(4,571)	(9)%	$(2,506)	(5)%
Money market	49,942	50,228	47,220	(286)	(1)	2,722	6
Checking with interest	35,974	36,952	30,417	(978)	(3)	5,557	18
Savings	29,460	29,780	23,835	(320)	(1)	5,625	24
Term	12,839	11,378	4,970	1,461	13	7,869	158
Total average deposits	$174,350	$179,044	$155,083	$(4,694)	(2.6)%	$19,267	12.4%
1) Upon the Investors conversion in first quarter 2023, approximately ~$1 billion of their customer demand accounts were mapped to checking with interest at nominal cost. This impacted the period-end demand decrease by ~2% and average by ~1%

First quarter 2023	vs.	fourth quarter 2022
Total period-end deposits of $172.2 billion were down 4.7%, while average deposits of $174.4 billion were down 2.6%. The decrease in deposits was driven by seasonal and rate-related outflows experienced in the first two months of first quarter 2023. Total deposits were broadly stable in March.

First quarter 2023	vs.	first quarter 2022
Total period-end deposits of $172.2 billion increased $13.4 billion, or 8.5%, driven by the $16.8 billion impact of the HSBC and ISBC transactions. Excluding these transactions, deposits are down 2.2%, primarily due to rate-related outflows.
Average deposits of $174.4 billion increased $19.3 billion, or 12.4%, including the $21.2 billion impact of the HSBC and ISBC transactions. Excluding these transactions, deposits were down 1.3%.

Citizens Financial Group, Inc.

Borrowed Funds				1Q23 change from
($s in millions)	1Q23	4Q22	1Q22	4Q22		1Q22
Period-end borrowed funds				$	%	$	%
Short-term borrowed funds	$1,018	$3	$25	$1,015	NM	$993	NM
Long-term borrowed funds
FHLB advances	11,779	8,519	20	3,260	38	11,759	NM
Senior debt	5,263	5,555	4,290	(292)	(5)	973	23
Subordinated debt and other debt	1,813	1,813	1,584	—	—	229	14
Total borrowed funds	$19,873	$15,890	$5,919	$3,983	25%	$13,954	236%
Average borrowed funds
Short-term borrowed funds	$542	$262	$29	$280	107%	$513	NM
Long-term borrowed funds
FHLB advances	10,362	8,818	20	1,544	18	10,342	NM
Senior debt	5,606	5,397	4,461	209	4	1,145	26
Subordinated debt and other debt	1,812	1,812	1,585	—	—	227	14
Total average borrowed funds	$18,322	$16,289	$6,095	$2,033	12%	$12,227	201%

First quarter 2023	vs.	fourth quarter 2022
Period-end borrowed funds increased by $4.0 billion, primarily due to an increase in FHLB advances of $3.3 billion.
Average borrowed funds increased by $2.0 billion, primarily due to an increase in FHLB advances.

First quarter 2023	vs.	first quarter 2022
Period-end borrowed funds increased by $14.0 billion and average borrowed funds increased by $12.2 billion, reflecting the impact of the ISBC acquisition balance sheet and issuance of senior and subordinated debt.

Citizens Financial Group, Inc.

Capital				1Q23 change from
($s and shares in millions, except per share data)	1Q23	4Q22	1Q22	4Q22		1Q22
Period-end capital				$	%	$	%
Stockholders' equity	$24,201	$23,690	$22,074	$511	2%	$2,127	10%
Stockholders' common equity	22,187	21,676	20,060	511	2	2,127	11
Tangible common equity	14,247	13,728	13,100	519	4	1,147	9
Tangible book value per common share	$29.44	$27.88	$30.97	$1.56	6%	$(1.53)	(5)%
Common shares - at end of period	484.0	492.3	423.0	(8.3)	(2)	61.0	14
Common shares - average (diluted)	487.7	495.5	424.7	(7.8)	(2)%	63.0	15%
Common equity tier 1 capital ratio(1)	10.0%	10.0%	9.7%
Total capital ratio(1)	12.9	12.8	12.5
Tangible common equity ratio	6.6%	6.3%	7.1%
Tier 1 leverage ratio(1)	9.4%	9.3%	9.6%
1) Current reporting-period regulatory capital ratios are preliminary.

First quarter 2023
•The CET1 capital ratio was 10.0% as of March 31, 2023 compared with 10.0% at December 31, 2022 and 9.7% at March 31, 2022. This is at the top of the targeted CET1 range of 9.5%-10%.
•Total capital ratio of 12.9% compares with 12.8% at December 31, 2022 and 12.5% as of March 31, 2022.
•Tangible common equity ratio of 6.6% compares with 6.3% at December 31, 2022 and 7.1% as of March 31, 2022.
•Tangible book value per common share of $29.44 increased 6% compared with fourth quarter 2022.
•Citizens paid $205 million in common dividends to shareholders during first quarter 2023. This compares with $208 million in common dividends during fourth quarter 2022 and $165 million during first quarter 2022.
•Citizens repurchased $400 million of common stock during first quarter 2023. Total payout ratio to shareholders in 1Q23 was 113%.

Citizens Financial Group, Inc.

Credit quality review				1Q23 change from
($s in millions)	1Q23	4Q22	1Q22	4Q22			1Q22
				$/bps		%	$/bps		%
Nonaccrual loans and leases(1)	$996	$944	$789	$52		6%	$207		26%
90+ days past due and accruing(2)	424	367	826	57		16	(402)		(49)
Net charge-offs	133	88	59	45		51	74		125
Provision (benefit) for credit losses	168	132	3	36		27	165		NM
Allowance for credit losses	$2,275	$2,240	$1,878	$35		2%	$397		21%
Nonaccrual loans and leases to loans and leases	0.64%	0.60%	0.60%	4	bps		4
Net charge-offs as a % of total loans and leases	0.34	0.22	0.19	12			15
Allowance for credit losses to loans and leases	1.47	1.43	1.43	4			4
Allowance for credit losses to nonaccrual loans and leases	229%	237%	238%	(8)	bps		(9)	bps
1) Loans fully or partially guaranteed by the FHA, VA and USDA are classified as accruing.
2) 90+ days past due and accruing includes $309 million, $316 million, and $792 million of loans fully or partially guaranteed by the FHA, VA, and USDA for March 31, 2023, December 31, 2022, and March 31, 2022, respectively.

First quarter 2023	vs.	fourth quarter 2022
•The nonaccrual loans to total loans ratio of 0.64% compares with 0.60% at December 31, 2022.
•Nonaccrual loans of $996 million increased $52 million, or 6%, reflecting an $85 million increase in commercial, partly offset by a $33 million decrease in retail.
•Net charge-offs of $133 million, or 34 basis points of average loans and leases, were up 12 basis points from the prior quarter. The increase in net charge-offs of $45 million reflects a $36 million increase in commercial.
•The first quarter 2023 provision for credit losses of $168 million compares with $132 million for fourth quarter 2022. The reserve build of $35 million increased the allowance for credit losses ratio to 1.47%, up from 1.43% as of December 31, 2022.
•The allowance for credit losses to nonaccrual loans and leases ratio of 229% compares with 237% as of December 31, 2022.

First quarter 2023	vs.	first quarter 2022
•The nonaccrual loans to total loans ratio of 0.64% increased from 0.60% at March 31, 2022.
•Nonaccrual loans increased $207 million, or 26%, reflecting the incorporation of ISBC and an increase in commercial.
•Net charge-offs of 34 basis points of average loans and leases compares with 19 basis points in first quarter 2022.
•Net charge-offs of $133 million increased $74 million reflecting a $33 million increase in retail, primarily other retail, auto and home equity, and a $41 million increase in commercial as credit losses continue to gradually normalize off pandemic era lows.
•Provision for credit losses of $168 million compares with a $3 million provision in first quarter 2022.
•Allowance for credit losses of $2.3 billion was up $397 million compared with March 31, 2022, primarily reflecting the additions of the HSBC and ISBC portfolios. Allowance for credit losses ratio of 1.47% as of March 31, 2023, compares with 1.43% as of March 31, 2022.
•The allowance for credit losses to nonaccrual loans and leases ratio of 229% compares with 238% as of March 31, 2022.

Citizens Financial Group, Inc.

Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of Citizens’ earnings and financial condition in conjunction with the detailed financial tables and other information available on the Investor Relations portion of the company’s website at www.citizensbank.com/about-us.
Media:    Peter Lucht - (781) 655-2289
Investors: Kristin Silberberg - (203) 900-6854
Conference Call
CFG management will host a live conference call today with details as follows:
Time:    9:00 am ET
Dial-in: (877) 336-4440, conference ID 6086305
Webcast/Presentation: The live webcast will be available at http://investor.citizensbank.com under Events & Presentations.
Replay Information: A replay of the conference call will be available beginning at 12:00 pm ET on April 19, 2023 through May 19, 2023. Please dial (866) 207-1041 and enter access code 2817435. The webcast replay will be available at http://investor.citizensbank.com under Events & Presentations.
About Citizens Financial Group, Inc.
Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $222.3 billion in assets as of March 31, 2023. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a full-service customer contact center and the convenience of approximately 3,400 ATMs and more than 1,100 branches in 14 states and the District of Columbia. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities. More information is available at www.citizensbank.com or visit us on Twitter, LinkedIn or Facebook.

Citizens Financial Group, Inc.

Non-GAAP Financial Measures and Reconciliations
Non-GAAP Financial Measures:
This document contains non-GAAP financial measures denoted as Underlying results and excluding HSBC and ISBC. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. See the following pages for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

Citizens Financial Group, Inc.

Non-GAAP financial measures and reconciliations
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q23 Change
		1Q23	4Q22	1Q22	4Q22		1Q22
					$	%	$	%
Total revenue, Underlying:
Total revenue (GAAP)	A	$2,128	$2,200	$1,645	($72)	(3%)	$483	29%
Less: Notable items		—	—	—	—	—	—	—
Total revenue, Underlying (non-GAAP)	B	$2,128	$2,200	$1,645	($72)	(3%)	$483	29%
Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$1,296	$1,240	$1,106	$56	5%	$190	17%
Less: Notable items		66	43	48	23	53	18	38
Noninterest expense, Underlying (non-GAAP)	D	$1,230	$1,197	$1,058	$33	3%	$172	16%
Pre-provision profit:
Total revenue (GAAP)	A	$2,128	$2,200	$1,645	($72)	(3%)	$483	29%
Less: Noninterest expense (GAAP)	C	1,296	1,240	1,106	56	5	190	17
Pre-provision profit (GAAP)		$832	$960	$539	($128)	(13%)	$293	54%
Pre-provision profit, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,128	$2,200	$1,645	($72)	(3%)	$483	29%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,230	1,197	1,058	33	3	172	16
Pre-provision profit, Underlying (non-GAAP)		$898	$1,003	$587	($105)	(10%)	$311	53%
Provision (benefit) for credit losses, Underlying:
Provision (benefit) for credit losses (GAAP)		$168	$132	$3	$36	27%	$165	NM
Less: Notable items		—	—	24	—	—	(24)	(100)
Provision (benefit) for credit losses, Underlying (non-GAAP)		$168	$132	($21)	$36	27%	$189	NM
Income before income tax expense, Underlying:
Income before income tax expense (GAAP)	E	$664	$828	$536	($164)	(20%)	$128	24%
Less: Expense before income tax benefit related to notable items		(66)	(43)	(72)	(23)	(53)	6	8
Income before income tax expense, Underlying (non-GAAP)	F	$730	$871	$608	($141)	(16%)	$122	20%
Income tax expense, Underlying:
Income tax expense (GAAP)	G	$153	$175	$116	($22)	(13%)	$37	32%
Less: Income tax benefit related to notable items		(17)	(11)	(16)	(6)	(55)	(1)	(6)
Income tax expense, Underlying (non-GAAP)	H	$170	$186	$132	($16)	(9%)	$38	29%
Net income, Underlying:
Net income (GAAP)	I	$511	$653	$420	($142)	(22%)	$91	22%
Add: Notable items, net of income tax benefit		49	32	56	17	53	(7)	(13)
Net income, Underlying (non-GAAP)	J	$560	$685	$476	($125)	(18%)	$84	18%
Net income available to common stockholders, Underlying:
Net income available to common stockholders (GAAP)	K	$488	$621	$396	($133)	(21%)	$92	23%
Add: Notable items, net of income tax benefit		49	32	56	17	53	(7)	(13)
Net income available to common stockholders, Underlying (non-GAAP)	L	$537	$653	$452	($116)	(18%)	$85	19%

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q23 Change
		1Q23	4Q22	1Q22	4Q22			1Q22
					$/bps		%	$/bps		%
Operating leverage:
Total revenue (GAAP)	A	$2,128	$2,200	$1,645	($72)		(3.28%)	$483		29.39%
Less: Noninterest expense (GAAP)	C	1,296	1,240	1,106	56		4.53	190		17.22
Operating leverage							(7.81%)			12.17%
Operating leverage, Underlying:
Total revenue, Underlying (non-GAAP)	B	$2,128	$2,200	$1,645	($72)		(3.27%)	$483		29.39%
Less: Noninterest expense, Underlying (non-GAAP)	D	1,230	1,197	1,058	33		2.80	172		16.43
Operating leverage, Underlying (non-GAAP)							(6.07%)			12.96%
Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	60.90%	56.36%	67.23%	454	bps		(633)	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	57.84	54.42	64.28	342	bps		(644)	bps
Effective income tax rate and effective income tax rate, Underlying:
Effective income tax rate	G/E	22.97%	21.16%	21.70%	181	bps		127	bps
Effective income tax rate, Underlying (non-GAAP)	H/F	23.25	21.37	21.70	188	bps		155	bps
Return on average common equity and return on average common equity, Underlying:
Average common equity (GAAP)	M	$21,702	$21,276	$20,981	$426		2%	$721		3%
Return on average common equity	K/M	9.11%	11.56%	7.65%	(245)	bps		146	bps
Return on average common equity, Underlying (non-GAAP)	L/M	10.01	12.15	8.75	(214)	bps		126	bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	M	$21,702	$21,276	$20,981	$426		2%	$721		3%
Less: Average goodwill (GAAP)		8,177	8,171	7,156	6		—	1,021		14
Less: Average other intangibles (GAAP)		192	199	80	(7)		(4)	112		140
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	424	383	(2)		—	39		10
Average tangible common equity	N	$13,755	$13,330	$14,128	$425		3%	($373)		(3%)
Return on average tangible common equity	K/N	14.38%	18.46%	11.36%	(408)	bps		302	bps
Return on average tangible common equity, Underlying (non-GAAP)	L/N	15.80	19.40	12.99	(360)	bps		281	bps
Return on average total assets and return on average total assets, Underlying:
Average total assets (GAAP)	O	$222,711	$224,970	$188,317	($2,259)		(1%)	$34,394		18%
Return on average total assets	I/O	0.93%	1.15%	0.90%	(22)	bps		3	bps
Return on average total assets, Underlying (non-GAAP)	J/O	1.02	1.21	1.03	(19)	bps		(1)	bps
Return on average total tangible assets and return on average total tangible assets, Underlying:
Average total assets (GAAP)	P	$222,711	$224,970	$188,317	($2,259)		(1%)	$34,394		18%
Less: Average goodwill (GAAP)		8,177	8,171	7,156	6		—	1,021		14
Less: Average other intangibles (GAAP)		192	199	80	(7)		(4)	112		140
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	424	383	(2)		—	39		10
Average tangible assets	Q	$214,764	$217,024	$181,464	($2,260)		(1%)	$33,300		18%
Return on average total tangible assets	I/Q	0.97%	1.19%	0.94%	(22)	bps		3	bps
Return on average total tangible assets, Underlying (non-GAAP)	J/Q	1.06	1.25	1.06	(19)	bps		—	bps

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS
					1Q23 Change
		1Q23	4Q22	1Q22	4Q22		1Q22
					$/bps	%	$/bps	%
Tangible book value per common share:
Common shares - at period-end (GAAP)	R	483,982,264	492,282,158	423,031,985	(8,299,894)	(2%)	60,950,279	14%
Common stockholders' equity (GAAP)		$22,187	$21,676	$20,060	$511	2	$2,127	11
Less: Goodwill (GAAP)		8,177	8,173	7,232	4	—	945	13
Less: Other intangible assets (GAAP)		185	197	115	(12)	(6)	70	61
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		422	422	387	—	—	35	9
Tangible common equity	S	$14,247	$13,728	$13,100	$519	4%	$1,147	9%
Tangible book value per common share	S/R	$29.44	$27.88	$30.97	$1.56	6%	($1.53)	(5%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	T	485,444,313	493,293,981	422,401,747	(7,849,668)	(2%)	63,042,566	15%
Average common shares outstanding - diluted (GAAP)	U	487,712,146	495,478,398	424,670,871	(7,766,252)	(2)	63,041,275	15
Net income per average common share - basic (GAAP)	K/T	$1.00	$1.26	$0.94	($0.26)	(21)	$0.06	6
Net income per average common share - diluted (GAAP)	K/U	1.00	1.25	0.93	(0.25)	(20)	0.07	8
Net income per average common share - basic, Underlying (non-GAAP)	L/T	1.10	1.32	1.07	(0.22)	(17)	0.03	3
Net income per average common share - diluted, Underlying (non-GAAP)	L/U	1.10	1.32	1.07	(0.22)	(17)	0.03	3

Citizens Financial Group, Inc.
Non-GAAP financial measures and reconciliations (continued)
(in millions, except share, per-share and ratio data)

	QUARTERLY TRENDS
				1Q23 Change
	1Q23	4Q22	1Q22	4Q22		1Q22
				$/bps	%	$/bps	%
Salaries and employee benefits, Underlying:
Salaries and employee benefits (GAAP)	$658	$633	$594	$25	4%	$64	11%
Less: Notable items	16	15	6	1	7	10	167
Salaries and employee benefits, Underlying (non-GAAP)	$642	$618	$588	$24	4%	$54	9%
Outside services, Underlying:
Outside services (GAAP)	$176	$170	$169	$6	4%	$7	4%
Less: Notable items	27	17	35	10	59	(8)	(23)
Outside services, Underlying (non-GAAP)	$149	$153	$134	($4)	(3%)	$15	11%
Equipment and software, Underlying:
Equipment and software (GAAP)	$169	$170	$150	($1)	(1%)	$19	13%
Less: Notable items	4	2	2	2	100	2	100
Equipment and software, Underlying (non-GAAP)	$165	$168	$148	($3)	(2%)	$17	11%
Occupancy, Underlying:
Occupancy (GAAP)	$124	$110	$83	$14	13%	$41	49%
Less: Notable items	18	2	—	16	NM	18	100
Occupancy, Underlying (non-GAAP)	$106	$108	$83	($2)	(2%)	$23	28%
Other operating expense, Underlying:
Other operating expense (GAAP)	$169	$157	$110	$12	8%	$59	54%
Less: Notable items	1	7	5	(6)	(86)	(4)	(80)
Other operating expense, Underlying (non-GAAP)	$168	$150	$105	$18	12%	$63	60%

Citizens Financial Group, Inc.
Non-GAAP measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions
(in millions, except ratio data)

		QUARTERLY TRENDS
					1Q23 Change
		1Q23	4Q22	1Q22	4Q22		1Q22
					$/bps	%	$/bps	%
Noninterest expense, Underlying excluding HSBC & ISBC:
Noninterest expense (GAAP)	A	$1,296	$1,240	$1,106	$56	5%	$190	17%
Less: Notable items		66	43	48	23	53	18	38
Less: HSBC & ISBC Acquisition Impact		125	129	13	(4)	(3)	112	NM
Total Noninterest expense, Underlying excluding HSBC & ISBC (non-GAAP)	B	$1,105	$1,068	$1,045	$37	3%	$60	6%
Total Loans, excluding HSBC & ISBC
Total Loans (GAAP)	C	$154,688	$156,662	131,305	(1,974)	(1)%	23,383	18%
Less: HSBC & ISBC Acquisition Impact		19,995	20,420	1,443	(425)	(2)	18,552	NM
Total Loans, excluding HSBC & ISBC (non-GAAP)	D	$134,693	$136,242	$129,862	($1,549)	(1%)	$4,831	4%
Total Commercial Loans, excluding HSBC & ISBC
Total Commercial Loans (GAAP)	E	$80,866	$82,180	$61,521	($1,314)	(2%)	$19,345	31%
Less: HSBC & ISBC Acquisition Impact		14,770	15,093	33	(323)	(2)	14,737	NM
Total Commercial Loans, excluding HSBC & ISBC (non-GAAP)	F	$66,096	$67,087	$61,488	($991)	(1%)	$4,608	7%
Total Retail Loans, excluding HSBC & ISBC
Total Retail Loans (GAAP)	G	$73,822	$74,482	$69,784	($660)	(1%)	$4,038	6%
Less: HSBC & ISBC Acquisition Impact		5,225	5,327	1,410	(102)	(2)	3,815	NM
Total Retail Loans, excluding HSBC & ISBC (non-GAAP)	H	$68,597	$69,155	$68,374	($558)	(1%)	$223	—%
Total Average Loans, excluding HSBC & ISBC
Average Loans (GAAP)	I	$156,492	$157,099	$129,154	($607)	—%	$27,338	21%
Less: HSBC & ISBC Acquisition Impact		20,204	20,804	680	(600)	(3)	19,524	NM
Total Average Loans, excluding HSBC & ISBC (non-GAAP)	J	$136,288	$136,295	$128,474	($7)	—%	$7,814	6%
Average Commercial Loans, excluding HSBC & ISBC
Average Commercial Loans (GAAP)	K	$82,321	$82,468	$60,573	($147)	—%	$21,748	36%
Less: HSBC & ISBC Acquisition Impact		14,930	15,518	16	(588)	(4)	14,914	NM
Average Commercial Loans, excluding HSBC & ISBC (non-GAAP)	L	$67,391	$66,950	$60,557	$441	1%	$6,834	11%
Average Retail Loans, excluding HSBC & ISBC
Average Retail Loans (GAAP)	M	$74,171	$74,631	$68,581	($460)	(1%)	$5,590	8%
Less: HSBC & ISBC Acquisition Impact		5,274	5,286	665	(12)	—	4,609	NM
Average Retail Loans, excluding HSBC & ISBC (non-GAAP)	N	$68,897	$69,345	$67,916	($448)	(1%)	$981	1%

Citizens Financial Group, Inc.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “hopeful,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits;
•The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;
•Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including the anticipated benefits of the HSBC and Investors transactions;
•The effects of geopolitical instability, including as a result of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks;
•Our ability to meet heightened supervisory requirements and expectations;
•Liabilities and business restrictions resulting from litigation and regulatory investigations;
•Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;
•The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;
•Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;
•The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;
•Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;
•Environmental risks, such as physical or transitional risks associated with climate change and social and governance risks, that could adversely affect our reputation, operations, business, and customers.
•A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and
•Management’s ability to identify and manage these and other risks.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, receipt of required regulatory approvals and other regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission.
Note: Per share amounts and ratios presented in this document are calculated using whole dollars.
CFG-IR